EXHIBIT 99.1

 SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035-7932
Phone: 408-801-1000
Fax: 408-801-8657

CONTACT:	Investor Contact:	Media Contact:
	Jay Iyer	Mike Wong
	(408) 801-2067	(408) 801-1240

SANDISK ANNOUNCES FIRST QUARTER 2011 FINANCIAL RESULTS

Milpitas, CA, April 21, 2011 - SanDisk Corporation (NASDAQ:SNDK), the global leader in flash memory cards, today announced results for the first fiscal quarter ending April 3, 2011.  Total first quarter revenue of $1.29 billion increased 19% on a year-over-year basis and decreased 3% on a sequential basis.  First quarter net income, in accordance with U.S. Generally Accepted Accounting Principles (GAAP), was $224 million, or $0.92 per diluted share, compared to net income of $235 million, or $0.99 per diluted share in the first quarter of fiscal 2010 and $485 million, or $2.01 per diluted share, in the fourth quarter of fiscal 2010.

On a non-GAAP basis, which excludes the impact of share-based compensation expense, amortization of acquisition-related intangible assets, non-cash economic interest expense associated with the convertible debt and related tax adjustments, first-quarter net income was $251 million, or $1.03 per diluted share, compared to net income of $225 million, or $0.95 per diluted share, in the first quarter of fiscal 2010 and net income of $307 million, or $1.27 per diluted share, in the fourth quarter of fiscal 2010.  For reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“Our embedded mobile business drove growth in the first quarter, and SanDisk executed well to deliver strong business results,” said Sanjay Mehrotra, President and CEO. “We have been actively managing our supply chain following the recent events in Japan and believe we remain on track to deliver a strong 2011 for SanDisk.”

FIRST QUARTER 2011 KEY FINANCIAL METRICS
  Total first quarter revenue was $1.29 billion, up 19% year-over-year and down 3% sequentially.
  Total first quarter gross profit, product gross profit and operating income compared on a year-over-year and sequential basis are shown in the table below:
Metric in millions of US$, except %	GAAP			Non-GAAP
	Q111	Q110	Q410	Q111	Q110	Q410
Total gross profit % of total revenue	$552 42.6%	$500 46.0%	$576 43.4%	$558 43.1%	$506 46.5%	$580 43.7%
Product gross profit % of product revenue	$468 38.6%	$407 40.9%	$490 39.5%	$474 39.1%	$412 41.5%	$494 39.8%
Operating income % of total revenue	$349 27.0%	$314 28.9%	$357 26.9%	$369 28.5%	$334 30.8%	$385 29.0%
  Cash flow from operations in the first quarter was $399 million and free cash flow was $121 million.
  Total cash and cash equivalents and short and long-term marketable securities at the end of the first quarter of fiscal 2011 was $5.51 billion compared to $3.30 billion at the end of the first quarter of fiscal 2010 and $5.34 billion at the end of the fourth quarter of fiscal 2010.
OTHER HIGHLIGHTS
  SanDisk announced its 19-nanometer technology node, the industry’s most advanced process technology for NAND flash memory.  The new manufacturing technology will produce the smallest NAND flash memory chips in the world, enabling SanDisk to deliver embedded and removable storage devices with the high capacities and small form factors used in mobile phones, tablets and other devices.
  SanDisk announced its next generation of iNAND™ and iNAND Ultra™ embedded flash drives (EFDs) supporting the eMMC interface.  Available in capacities up to 64 gigabytes (GB) of storage in a 12mm x 16mm JEDEC standard package, iNAND products enable slimmer and more compact smartphone and tablet designs.  SanDisk also offers an integrated solid state drive (iSSD), the world’s smallest 64 gigabytes SSD in a BGA (Ball Grid Array) package supporting the SATA interface.
  SanDisk, through its HQME™ (High Quality Mobile Experience™) initiative, along with other leading companies from throughout the mobile ecosystem, launched a proposed industry standardization effort aimed at addressing the current and growing challenges of efficiently managing and delivering data from mobile networks to mobile devices. This initiative leverages local storage and intelligent content caching designed to relieve network congestion and accelerate data delivery to the mobile device.
CONFERENCE CALL
SanDisk’s first quarter of fiscal 2011 conference call is scheduled for 2:00 P.M., Pacific Time, Thursday, April 21, 2011.  The conference call will be webcast and can be accessed live, and throughout the quarter, at SanDisk’s website at
http://www.sandisk.com/IR.  To participate in the call via telephone, the dial-in number is 719-325-4865 and the dial-in password is 9890786.  A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.

SCHEDULED INTERVIEW
SanDisk Corporation President and CEO, Sanjay Mehrotra, is scheduled to appear on CNBC’s “Closing Bell with Maria Bartiromo,” on Thursday, April 21, 2011, at approximately 1:15 P.M., Pacific Time.

FORWARD LOOKING STATEMENTS
This news release contains certain forward-looking statements, including statements about our business prospects and outlook in fiscal 2011, our actions to mitigate the impact of the recent earthquake and related nuclear accident in Japan, the expected benefits of our next-generation iNAND Ultra and HQME products, and our expectations regarding our business, that are based on our current expectations and are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly harm our business, financial condition and results of operations.  Risks that may cause these forward-looking statements to be inaccurate include among others:
  negative effects of the Japan earthquake and related nuclear accident on us, our suppliers, our OEM and retail customers, and suppliers of other components to our OEM customers;
  competitive pricing pressures, resulting in lower average selling prices and lower or negative product gross margins;
  unpredictable or changing demand for our products, particularly for certain form factors, such as embedded flash memory, or capacities, or the mix of X2 and X3;
  insufficient supply from captive flash memory sources, inability to obtain non-captive flash memory supply of the right product mix with adequate margins and quality in the time frame necessary to meet demand, or inability to realize a positive margin on non-captive purchases;
  expansion of industry supply, including low grade supply useable in limited markets, creating excess market supply, causing our average selling prices to decline faster than our costs;
  excess captive memory output or capacity which could result in write-downs for excess inventory, lower of cost or market charges, fixed costs associated with under-utilized capacity, or other consequences;
  increased memory component and other costs as a result of currency exchange rate fluctuations to the U.S. dollar, particularly with respect to the Japanese yen;
  lower than anticipated demand, including due to general economic weakness in our markets; and
  the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended January 2, 2011.
ABOUT SANDISK
SanDisk Corporation is the global leader in flash memory cards, from research, manufacturing and product design to consumer branding and retail distribution.  SanDisk’s product portfolio includes flash memory cards for mobile phones, digital cameras and camcorders; digital audio/video players; USB flash drives for consumers and the enterprise; embedded memory for mobile devices; and solid state drives for computers.  SanDisk is a Silicon Valley-based S&P 500 company, with more than half its sales outside the United States.

SanDisk and the SanDisk logo are trademarks of SanDisk Corporation, registered in the United States and other countries.  iNAND, iNAND Ultra, HQME and High Quality Mobile Experience are trademarks of SanDisk Corporation.  Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended
	April 3, 2011	April 4, 2010
Revenues:
Product	$1,210,247	$993,195
License and royalty	83,953	93,468
Total revenues	1,294,200	1,086,663

Cost of product revenues	737,492	583,353
Amortization of acquisition-related intangible assets	5,116	3,132
Total cost of product revenues	742,608	586,485

Gross profit	551,592	500,178

Operating expenses:
Research and development	119,542	98,653
Sales and marketing	47,457	48,501
General and administrative	35,299	38,724
Amortization of acquisition-related intangible assets	-	292
Total operating expenses	202,298	186,170

Operating income	349,294	314,008

Other income (expense)	(18,366)	8,986

Income before income taxes	330,928	322,994

Provision for income taxes	106,804	88,303

Net income	$224,124	$234,691

Net income per share:
Basic	$0.94	$1.02
Diluted	$0.92	$0.99

Shares used in computing net income per share:
Basic	237,473	229,300
Diluted	243,404	236,884

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended
	April 3, 2011	April 4, 2010

SUMMARY RECONCILIATION OF NET INCOME
GAAP NET INCOME	$224,124	$234,691
Share-based compensation (a)	14,591	16,870
Amortization of acquisition-related intangible assets (b)	5,116	3,424
Convertible debt interest (c)	23,365	13,921
Income tax adjustments (d)	(16,616)	(43,864)
NON-GAAP NET INCOME	$250,580	$225,042

GAAP COST OF PRODUCT REVENUES	$742,608	$586,485
Share-based compensation (a)	(943)	(2,458)
Amortization of acquisition-related intangible assets (b)	(5,116)	(3,132)
NON-GAAP COST OF PRODUCT REVENUES	$736,549	$580,895

GAAP GROSS PROFIT	$551,592	$500,178
Share-based compensation (a)	943	2,458
Amortization of acquisition-related intangible assets (b)	5,116	3,132
NON-GAAP GROSS PROFIT	$557,651	$505,768

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$119,542	$98,653
Share-based compensation (a)	(7,244)	(6,802)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$112,298	$91,851

GAAP SALES AND MARKETING EXPENSES	$47,457	$48,501
Share-based compensation (a)	(2,174)	(2,188)
NON-GAAP SALES AND MARKETING EXPENSES	$45,283	$46,313

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$35,299	$38,724
Share-based compensation (a)	(4,230)	(5,422)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$31,069	$33,302

GAAP TOTAL OPERATING EXPENSES	$202,298	$186,170
Share-based compensation (a)	(13,648)	(14,412)
Amortization of acquisition-related intangible assets (b)	-	(292)
NON-GAAP TOTAL OPERATING EXPENSES	$188,650	$171,466

GAAP OPERATING INCOME	$349,294	$314,008
Cost of product revenues adjustments (a) (b)	6,059	5,590
Operating expense adjustments (a) (b)	13,648	14,704
NON-GAAP OPERATING INCOME	$369,001	$334,302

GAAP OTHER INCOME (EXPENSE)	$(18,366)	$8,986
Convertible debt interest (c)	23,365	13,921
NON-GAAP OTHER INCOME (EXPENSE)	$4,999	$22,907

GAAP NET INCOME	$224,124	$234,691
Cost of product revenues adjustments (a) (b)	6,059	5,590
Operating expense adjustments (a) (b)	13,648	14,704
Convertible debt interest (c)	23,365	13,921
Income tax adjustments (d)	(16,616)	(43,864)
NON-GAAP NET INCOME	$250,580	$225,042

Diluted net income per share:
GAAP	$0.92	$0.99
Non-GAAP	$1.03	$0.95

Shares used in computing diluted net income per share:
GAAP	243,404	236,884
Non-GAAP	243,441	236,245

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)

(1)
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by many analysts who follow the Company.  For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, the amortization of acquisition-related intangible assets related to acquisitions of Matrix Semiconductor, Inc. in January 2006 and MusicGremlin, Inc. in June 2008, non-cash economic interest expense associated with our convertible debt and tax valuation allowances, we believe the inclusion of non-GAAP financial measures provide consistency in our financial reporting.  These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods.  Further, management uses non-GAAP information that excludes certain non-cash charges, such as amortization of purchased intangible assets, share-based compensation, non-cash economic interest expense associated with our convertible debt and tax valuation allowances, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  These non-GAAP measures may be different than the non-GAAP measures used by other companies.

a)	Share-based compensation expense.

b)
Amortization of acquisition-related intangible assets, primarily core and developed technology, related to the acquisitions of Matrix Semiconductor, Inc. (January 2006) and MusicGremlin, Inc. (June 2008).

c)	Incremental interest expense relating to the non-cash economic interest expense associated with the Company's 1% Sr. Convertible Notes due 2013 and 1.5% Sr. Convertible Notes due 2017.

d)	Income taxes associated with certain non-GAAP to GAAP adjustments and valuation allowances on deferred taxes.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	April 3, 2011	January 2, 2011

ASSETS
Current assets:
Cash and cash equivalents	$974,450	$829,149
Short-term marketable securities	1,998,204	2,018,565
Accounts receivable from product revenues, net	239,065	367,784
Inventory	493,408	509,585
Deferred taxes	103,207	104,582
Other current assets	127,506	203,027
Total current assets	3,935,840	4,032,692

Long-term marketable securities	2,534,050	2,494,972
Property and equipment, net	269,184	266,721
Notes receivable and investments in the flash ventures with Toshiba	1,801,852	1,733,491
Deferred taxes	145,671	149,486
Intangible assets, net	129,466	37,404
Other non-current assets	92,010	61,944
Total assets	$8,908,073	$8,776,710

LIABILITIES
Current liabilities:
Accounts payable trade	$136,850	$173,259
Accounts payable to related parties	211,248	241,744
Other current accrued liabilities	253,353	284,709
Deferred income on shipments to distributors and retailers and deferred revenue	252,914	260,395
Total current liabilities	854,365	960,107

Convertible long-term debt	1,734,890	1,711,032
Non-current liabilities	328,922	326,176
Total liabilities	2,918,177	2,997,315

EQUITY
Stockholders' equity:
Common stock	4,771,643	4,709,743
Retained earnings	1,036,777	812,653
Accumulated other comprehensive income	184,793	260,228
Total stockholders' equity	5,993,213	5,782,624
Non-controlling interests	(3,317)	(3,229)
Total equity	5,989,896	5,779,395
Total liabilities and equity	$8,908,073	$8,776,710

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended
	April 3, 2011	April 4, 2010
Cash flows from operating activities:
Net income	$224,124	$234,691
Adjustments to reconcile net income to net cash flows from operating activities:
Deferred taxes	6,174	(60,622)
Depreciation	29,775	35,065
Amortization	32,839	20,151
Provision for doubtful accounts	(2,745)	(1,622)
Share-based compensation expense	14,591	16,870
Excess tax benefit from share-based compensation	(6,412)	(2,167)
Impairments, restructuring and other	(13,177)	(20,323)
Other non-operating	20,448	9,265
Changes in operating assets and liabilities:
Accounts receivable from product revenues	131,464	(106)
Inventory	16,379	26,488
Other assets	(23,749)	88,250
Accounts payable trade	(36,309)	(38,908)
Accounts payable to related parties	(30,496)	(39,043)
Other liabilities	35,733	60,290
Total adjustments	174,515	93,588

Net cash provided by operating activities	398,639	328,279

Cash flows from investing activities:
Purchases of short and long-term marketable securities	(637,501)	(611,413)
Proceeds from sale of short and long-term marketable securities	497,603	217,277
Proceeds from maturities of short and long-term marketable securities	117,240	43,720
Acquisition of property and equipment	(33,745)	(14,928)
Investment in Flash Forward Ltd.	(61)	-
Distribution from FlashVision Ltd.	-	122
Notes receivable issuance, Flash Partners Ltd. and Flash Alliance Ltd.	(213,951)	-
Notes receivable proceeds, Flash Partners Ltd. and Flash Alliance Ltd.	85,096	-
Proceeds from sale of assets	-	17,767
Purchased technology and other assets	(115,000)	(1,982)
Net cash used in investing activities	(300,319)	(349,437)

Cash flows from financing activities:
Repayment of debt financing	-	(75,000)
Proceeds from employee stock programs	42,148	17,955
Excess tax benefit from share-based compensation	6,412	2,167
Net cash provided by (used in) financing activities	48,560	(54,878)

Effect of changes in foreign currency exchange rates on cash	(1,579)	(1,817)

Net increase (decrease) in cash and cash equivalents	145,301	(77,853)

Cash and cash equivalents at beginning of period	829,149	1,100,364

Cash and cash equivalents at end of period	$974,450	$1,022,511